SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                    December 5, 1997


                                    GPU, Inc.
                                    ---------
               (Exact name of registrant as specified in charter)


            Pennsylvania             1-6047              13-5516589
            ------------             ------              ----------

          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




            100 Interpace Parkway, Parsippany, New Jersey 07054-1149
            --------------------------------------------------------
               (Address of principal executive offices)    Zip Code)




         Registrant's telephone number, including area code: (973) 263-6500
         ------------------------------------------------------------------

          ITEM 5.   OTHER EVENTS.

                    As  previously  reported,  on  November  6,  1997,  GPU

          acquired   the   business  and   assets   of   PowerNet  Victoria

          ("PowerNet")  from   the   State  of   Victoria,  Australia   for

          approximately US$ 1.88 billion.  PowerNet owns  and maintains the high voltage transmission system serving all of Victoria.

                    In  order to  comply  with  Victoria's  cross-ownership

          restrictions, GPU is required  to dispose of its 50%  interest in

          Solaris Power, an electric  distribution system serving customers in and around Melbourne, which GPU acquired in 1995 together with

          The Australian Gas Light Company ("AGL").

                    On  December  5,  1997,  GPU  and  AGL  entered into  a

          tentative agreement  providing for  AGL to purchase  GPU's entire interest in  Solaris for a purchase price of US$ 141 million.  In addition, AGL  would also transfer to GPU 1,127,499 common shares

          (approximately 10.36% of the  total shares outstanding) of Allgas

          Energy Limited ("Allgas") an Australian  natural gas distribution company.  The Allgas  shares had a market value  of approximately

          US$  9.9 million based on  the December 4,  1997 reported closing price on the Australian Stock Exchange.

                    GPU  and   AGL  intend  to  enter   into  a  definitive

          agreement, and to complete the transaction in January 1998.

                    A  copy of GPU's related news release is attached as an

          exhibit.

          ITEM 7.   FINANCIAL STATEMENTS, PRO  FORMA FINANCIAL  INFORMATION

          AND EXHIBITS.



             Exhibit
             -------

             GPU News Release dated December 5, 1997.

                                    SIGNATURE
                                    ---------



                  PURSUANT  TO THE  REQUIREMENTS OF THE  SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                    GPU, INC.


                                      By:______________________________
                                           T. G. Howson
                                           Vice President and Treasurer


          Date: December 12, 1997